Exhibit 10.1

Execution Version

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of November 24, 2025, is entered into by and between Fulton Financial Corporation, a Pennsylvania corporation (“Parent”), and the undersigned stockholder, solely in his, her or its capacity as a stockholder, (the “Stockholder”) of Blue Foundry Bancorp, a Delaware corporation (the “Company”).

WHEREAS, pursuant to the terms and conditions of the Agreement and Plan of Merger (as the same may be amended, supplemented or modified, the “Merger Agreement”), dated as of the date hereof, by and among Parent and the Company, among other things, the Company will be merged with and into Parent (the “Merger”), with Parent as the surviving corporation in the Merger;

WHEREAS, as of the date of this Agreement, the Stockholder owns beneficially or of record, and has the sole power to vote or direct the voting of, certain shares of common stock, par value $0.01 per share, of the Company (the “Common Stock” and all such shares, the “Existing Shares”);

WHEREAS, the Board of Directors of the Company has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of the Company and its stockholders and (ii) adopted and approved the Merger Agreement and approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger; and

WHEREAS, the Stockholder is supportive of the Merger Agreement and the transactions contemplated thereby, including the Merger, and this Agreement is further a condition and inducement for Parent to enter into the Merger Agreement.

NOW THEREFORE, in consideration of the foregoing, the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

1.	Definitions. Capitalized terms not defined in this Agreement have the meanings assigned to those terms in the Merger Agreement.

2.

Effectiveness; Termination. This Agreement shall be effective upon execution hereof by all parties hereto. This Agreement shall automatically terminate and be null and void and of no effect upon the earlier to occur of the following: (a) termination of the Merger Agreement for any reason in accordance with its terms or (b) the Effective Time; provided, that (i) this Section 2 and Sections 12 through 19 hereof shall survive any such termination and (ii) such termination shall not relieve any party hereto of any liability or damages resulting from any willful or intentional and material breach of any of his, her or its representations, warranties, covenants or other agreements set forth herein.

3.

Voting Agreement. From the date hereof until the earlier of (a) the Effective Time or (b) the termination of the Merger Agreement in accordance with its terms (the “Support Period”), the Stockholder irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each postponement, recess, adjournment or continuation thereof) of the Company’s stockholders, however called, and in connection with any written consent of the Company’s stockholders, the Stockholder shall (i) be present (in person or by proxy) at such meeting or otherwise cause all of the Stockholder’s Existing Shares and all other shares of Common Stock or voting securities over which the Stockholder has acquired, after the date hereof, beneficial or record ownership and the sole power to vote or direct the voting thereof (including any such shares of

Common Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any Company Options, vesting of any Company Restricted Stock Awards or the conversion of any convertible securities, or pursuant to any other equity awards or derivative securities or otherwise) (together with the Existing Shares, the “Owned Shares”), as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum, and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such Owned Shares (A) in favor of the approval and adoption of the Merger Agreement (including any amendments or modifications of the terms thereof approved and adopted in accordance with the terms of the Merger Agreement), (B) in favor of any proposal to adjourn or postpone such meeting of Company’s stockholders to a later date if there are not sufficient votes to approve and adopt the Merger Agreement, (C) against any Acquisition Proposal, including any Superior Proposal, and (D) against any action, proposal, transaction, agreement or amendment of the Company Articles or Company Bylaws, in each case of this clause (D), which would reasonably be expected to (1) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Stockholder contained in this Agreement or (2) prevent, impede, delay, interfere with, postpone, discourage or frustrate the purposes of or adversely affect the consummation of the transactions contemplated by the Merger Agreement, including the Merger. During the Support Period, the Stockholder shall not vote to rescind or amend in any manner any prior vote or revoke any prior consent, in each case solely in his, her or its capacity as a stockholder of the Company, to adopt or approve the Merger Agreement or the Merger. The Stockholder further agrees to exercise all voting or other determination rights the Stockholder has in any trust or other legal entity to carry out the intent and purposes of the Stockholder’s obligations in this Section 3 and otherwise set forth in this Agreement. The Stockholder represents, covenants and agrees that, except for this Agreement, the Stockholder (x) has not entered into, and shall not enter into during the Support Period, any support or voting agreement or voting trust or similar agreement with respect to the Owned Shares that would be inconsistent with the Stockholder’s obligations under this Agreement and (y) has not granted, and shall not grant during the Support Period, a proxy, consent or power of attorney with respect to the Owned Shares, except any proxy to carry out the intent of and the Stockholder’s obligations under this Agreement and any revocable proxy granted to officers or directors of the Company at the request of the Company’s Board of Directors in connection with election of directors or other routine matters at any annual or special meeting of the Company’s stockholders. The Stockholder represents, covenants and agrees that he, she or it has not entered into and will not enter into during the Support Period any agreement or commitment with any person the effect of which would be inconsistent with or otherwise violate any of the provisions and agreements set forth herein; provided, that nothing in this sentence will prohibit any Permitted Transfer. With respect to any other shares of Common Stock over which the Stockholder has shared voting power, during the Support Period, the Stockholder shall exercise his, her or its individual voting power over such shares, to the extent within his, her or its control, in a manner consistent with the Stockholder’s voting obligations under this Agreement with respect to the Owned Shares.

4.

Transfer Restrictions Prior to the Merger. The Stockholder hereby agrees that the Stockholder will not, from the date hereof until the earlier of (a) the end of the Support Period and (b) receipt of the Requisite Company Vote, directly or indirectly, offer for sale, sell, transfer, assign, give, convey, tender in any tender or exchange offer, pledge, encumber, hypothecate or dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, grant any proxy, consent or power of attorney (other than this Agreement) with respect to, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, lien, conveyance, hypothecation or other transfer or disposition of, any of the Owned Shares, or any legal or beneficial interest therein, whether or not for value and whether voluntary or involuntary or by operation of law (any of the foregoing, a “Transfer”); provided, that the Stockholder may Transfer Owned Shares (i) upon the death of Stockholder to a descendant, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of the Stockholder pursuant to any trust or will of the Stockholder or by the laws of intestate succession, (ii) for bona fide estate and tax planning purposes to the Stockholder’s spouse or descendant or to any fiduciary arrangement for the primary benefit of the Stockholder’s spouse or descendant; (iii) in connection with the payment of any withholding taxes owed by the Stockholder in connection with any vesting, settlement or exercise, as applicable, of a Company Option or a Company Restricted Stock Award or (iv) that Parent may otherwise permit in advance in writing; provided that, in the case of the foregoing clauses (i), (ii), and (iv), prior to the effectiveness of such Transfer, such transferee executes and delivers to Parent and the Company an agreement that is substantially similar to this Agreement to the reasonable satisfaction of Parent or such other written agreement, in form and substance acceptable to Parent, to assume all of Stockholder’s obligations hereunder in respect of the Owned Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to the Owned Shares subject to such Transfer, to the same extent as the Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the Owned Shares Transferred as the Stockholder shall have made hereunder (any Transfer permitted in accordance with this Section 4, a “Permitted Transfer”). With respect to any other shares of Common Stock over which the Stockholder has shared disposition power, from the date hereof until the end of the Support Period, the Stockholder agrees to exercise the Stockholder’s individual disposition power over such shares, to the extent within his, her or its control, in a manner consistent with the Stockholder’s restrictions on Transfer under this Agreement with respect to the Owned Shares, it being understood that the Stockholder shall not have the power to cause other persons to restrict their disposition power accordingly.

5.

Representations of the Stockholder. The Stockholder represents and warrants as follows: (a) the Stockholder has full legal right, capacity and authority to execute and deliver this Agreement, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and legally binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms except as the enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors rights (whether enforce in law or in equity), and no other action is necessary to authorize the execution and delivery of this Agreement by the Stockholder or the performance of the Stockholder’s obligations hereunder; (c) the execution and delivery of this Agreement by the Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Owned Shares pursuant to, any agreement or other instrument or obligation binding upon the Stockholder or the Owned Shares, nor require any authorization, consent or approval of, or filing with, any Governmental Entity (other than an amendment to such Stockholder’s Schedule 13D or 13G filed with the SEC, if applicable); (d) the Stockholder beneficially owns and has the sole power to vote or direct the voting of the Owned Shares, including all of the Stockholder’s Existing Shares as set forth on, and in the amounts set forth on, Schedule A hereto, which as of the date hereof constitute all of the shares of Common Stock beneficially owned by the Stockholder and over which the Stockholder, directly or indirectly, has sole voting and dispositive authority; (e) the Stockholder beneficially owns the Stockholder’s Existing Shares as set forth on Schedule A hereto free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement, or under applicable federal or state securities laws, or disclosed on the

Stockholder’s Schedule 13D or 13G filed with the SEC, if applicable); (f) there is no legal action pending or threatened against the Stockholder that would reasonably be expected to impair the ability of the Stockholder to perform its obligations hereunder; and (g) the Stockholder does not have any agreements, arrangements or understandings of any kind with the Company or any other person (i) with respect to the Transfer or voting of the Owned Shares or the transactions contemplated hereby or (ii) that would conflict with, restrict, limit, violate or interfere with the performance of any of the Stockholder’s covenants and obligations hereunder. The Stockholder agrees that the Stockholder shall not take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing, impairing, delaying or adversely affecting in any material respect the performance by the Stockholder of the Stockholder’s obligations under this Agreement; provided, that nothing in this sentence will prohibit any Permitted Transfer. As used in this Agreement, the terms “beneficial owner,” “beneficially own” and “beneficial ownership” shall have the meaning set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act.

6.

Publicity. The Stockholder hereby (a) authorizes the Company and Parent to publish and disclose in any announcement or disclosure in connection with the Merger, including in the S-4, the Proxy Statement, or any other filing with any Governmental Entity made in connection with the Merger, the Stockholder’s identity and ownership of the Stockholder’s Owned Shares, the nature of the Stockholder’s obligations under this Agreement and such other information that the Company or Parent reasonably determines is required in connection with such disclosure and (b) agrees to promptly provide to the Company and Parent any information that the Company or Parent may reasonably require for the preparation of any such disclosure documents. The Stockholder agrees to notify Parent as promptly as practicable of any inaccuracies or omissions in any information relating to the Stockholder that is so published or disclosed. The Stockholder shall not be permitted to make any public statement to the effect that Stockholder does not, or that other stockholders of the Company should not, support the Merger Agreement or the transactions contemplated thereby.

7.

Stock Dividends, Etc. In the event of any change in the Common Stock by reason of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar change in capitalization, the terms “Existing Shares” and “Owned Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

8.	Waiver of Appraisal and Dissenters’ Rights and Certain Other Actions.

(a)

To the fullest extent permitted by applicable law, the Stockholder hereby irrevocably and unconditionally waives, and agrees not to assert, exercise or perfect, any rights of appraisal or rights to dissent in connection with the Merger or the other transactions contemplated by the Merger Agreement that the Stockholder may have with respect to the Owned Shares under applicable law.

(b)

The Stockholder hereby agrees not to commence or participate in, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any proceeding, claim or action, derivative or otherwise, against Parent, the Company, or any of their respective Subsidiaries, successors, directors or officers (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing), or (ii) to the fullest extent permitted under applicable law, alleging a breach of any duty of the Board of Directors of the Company or Parent in connection with the Merger Agreement, this Agreement, or the transactions contemplated thereby or hereby.

9.

Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof. Nothing in this Agreement shall, or shall be construed or deemed to, constitute a Transfer of any Owned Shares or any legal or beneficial interest in or voting or other control over any of the Owned Shares or as creating or forming a “group” for purposes of the Exchange Act, and all rights, ownership and benefits of and relating to the Owned Shares shall remain vested in and belong to the Stockholder, subject to the agreements of the parties hereto set forth herein. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or other like relationship between the parties hereto.

10.

Assignment; Third-Party Beneficiaries. This Agreement shall not be assigned by operation of law or otherwise and, except as provided herein, shall be binding upon and inure solely to the benefit of each party hereto and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

11.

Remedies/Specific Enforcement. Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that each party hereto would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by any party hereto of any provision contained in this Agreement, in addition to any other remedy to which the other parties hereto may be entitled whether at law or in equity (including monetary damages), each other party hereto shall be entitled to injunctive relief to prevent breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions hereof, and each party hereto hereby waives any defense in any action for specific performance or an injunction or other equitable relief that a remedy at law would be adequate. Each party hereto further agrees that no party hereto shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph, and each party hereto irrevocably waives any right such party may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

12.

Governing Law; Jurisdiction; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law. Each party hereto agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Chosen Courts, and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agrees that service of process upon such party hereto in any such action or proceeding will be effective if notice is given in accordance with Section 13.

13.

Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by e-mail transmission (provided, that no transmission error is received), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation), if to the Stockholder, to his, her or its address set forth on the signature pages hereto (or at such other address for a party as shall be specified by like notice) and if to Parent or the Company, as applicable, in accordance with Section 9.3 of the Merger Agreement.

14.

Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

15.

Amendments; Waivers. Any provision of this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed (a) in the case of an amendment or modification, by Parent and the Stockholder, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

16.

Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH HERETO PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.

17.

No Representative Capacity. Notwithstanding anything to the contrary herein, this Agreement applies solely to the Stockholder in the Stockholder’s capacity as a stockholder of the Company, and, to the extent the Stockholder serves as a member of the board of directors or as an officer of the Company, nothing in this Agreement shall limit or affect any actions or omissions taken by the Stockholder in the Stockholder’s capacity as a director or officer and not as a stockholder.

18.

Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

19.

Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

20.

Spousal Consent. If a Stockholder is a married individual and any of its Owned Shares constitutes community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, such Stockholder shall deliver to Parent, concurrently herewith, a duly executed consent of such Stockholder’s spouse, in the form attached hereto as Schedule B.

[Signature pages follow]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties and is effective as of the date first set forth above:

FULTON FINANCIAL CORPORATION

By:
Name:
Title:

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties and is effective as of the date first set forth above:

By:
Name:
Address:

[Signature Page to Voting Agreement]

SCHEDULE A

Existing Share Information

Name of Stockholder	Existing Shares

SCHEDULE B

SPOUSAL CONSENT

The undersigned represents that the undersigned is the spouse of the Stockholder and that the undersigned is familiar with the terms of the Voting Agreement (the “Agreement”), entered into as of November 24, 2025, by and between Fulton Financial Corporation, a Pennsylvania corporation, and the undersigned’s spouse listed on Schedule A to the Agreement. The undersigned hereby agrees that the interest of the undersigned’s spouse in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement and by any amendment, modification, waiver or termination signed by the undersigned’s spouse. The undersigned further agrees that the undersigned’s community property interest in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement, and that the Agreement shall be binding on the executors, administrators, heirs and assigns of the undersigned. The undersigned further authorizes the undersigned’s spouse to amend, modify or terminate the Agreement, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the undersigned’s spouse shall be binding on the community property interest of undersigned in all property which is the subject of the Agreement and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.

Dated:____________________, 2025

Name: